Exhibit 4.10

CONFORMED COPY

PLEDGE AGREEMENT

Dated July 18, 2005

between

Concordia Bus Nordic Holding AB

as Pledgor

and

Concordia Bus AB

as Pledgee

SECOND RANKING PLEDGE OF SHAREHOLDERS’ CONTRIBUTION LOAN

THIS SECOND RANKING PLEDGE AGREEMENT is dated July 18, 2005 and made between:

(1)                                          CONCORDIA BUS NORDIC HOLDING AB (a company incorporated under the laws of Sweden) of c/o Swebus AB, Solna Strandväg 78, 171 54 Solna, Sweden (corporate identity no 556028-1122), (the “Pledgor”); and

(2)                                          CONCORDIA BUS AB (PUBL) (a company incorporated under the laws of Sweden) of c/o Swebus AB, Solna Strandväg 78, 171 54 Solna, Sweden (corporate identity no 556576-4569), (the “Pledgee”).

WHEREAS:

a)                            Concordia Bus Nordic AB (publ) (“Nordic”) has undertaken in February 2003 to make a shareholders’ contribution to the Pledgee, none of which has been paid by Nordic on the date hereof and the Pledgee consequently had a claim on Nordic in the same amount;

b)                           pursuant to a sale and assignment agreement dated on or about the date (the “Transfer Agreement”) a part in the amount of SEK 80,000,000 (the “Loan”) of the Pledgee’s rights to the Contribution has been assigned to the Pledgor and such part of the claim has been evidenced by an agreement made between Nordic and the Pledgor dated on or about the date hereof (the “Contribution Loan Agreement”);

c)                            the Security Assets (as defined below) have been pledged, pursuant to a first ranking pledge agreement dated on or about the date hereof (the “First Pledge Agreement”) to Citicorp Trustee Company Limited in its capacity as security agent (the “Security Agent”) under a mezzanine facility agreement made between the Pledgor and the Pledgee as borrowers, Deutsche Bank Luxembourg S.A. as facility agent and the Security Agent (the “Mezzanine Agreement”); and

d)                           it is a condition precedent of the Transfer Agreement that the Pledgor enters into this Pledge Agreement and hereby secures the Secured Obligations (as defined below).

IT IS HEREBY AGREED as follows:

1.                                               DEFINITIONS AND INTERPRETATION

1.1                                          In this Agreement:

“Finance Documents” means this Agreement and the Transfer Agreement;

“Secured Obligations” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Pledgor to the Pledgee under or pursuant to the Finance Documents, in each case together with all costs, charges and expenses incurred by the Pledgee in connection with the protection, preservation or enforcement of its respective rights against the Pledgor under the Finance Documents; and

“Security Assets” means all the Pledgor’s rights under the Loan and the Contribution Loan Agreement in respect thereof.

1.2                                          In this Agreement, unless the contrary intention appears, a reference to:

a)                  a provision of law is a reference to that provision as amended or re-enacted,

b)                 a person includes its successors and assigns, and

c)                  any document is a reference to that document as amended, novated or supplemented.

1.3                                          Terms defined in the Transfer Agreement shall have the same meanings when used in this Agreement unless otherwise defined in this Agreement.

1.4                                          If the Pledgee considers that in respect of an amount paid to the Pledgee under a Finance Document there is a reasonable risk that such payment will be avoided or otherwise set aside on the liquidation or bankruptcy of the payer or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of this Agreement.

2.                                               PLEDGE

2.1                                          The Pledgor hereby irrevocably and unconditionally, on the terms and conditions set out herein, pledges to the Pledgee all of the Pledgor’s rights, title and interest in and to the Security Assets for the purpose of constituting a second ranking pledge, subject to the rights of the Security Agent under the First Pledge Agreement, to secure the due and punctual performance of the Secured Obligations.

2.2                                          Notwithstanding anything to the contrary herein or under applicable law as to the priority of the security granted by this Agreement, the security created hereunder is subject to, and subordinated to, and will at all times rank junior to the security under the First Pledge Agreement.

3.                                               PERFECTION OF PLEDGE

3.1                                          The Pledgor shall immediately at the execution of this Agreement

a)                            notify the Security Agent of the pledge created hereunder by sending a notice in substantially the form set out in Schedule 1, and

b)                           notify Nordic of the pledge created hereunder by sending a notice in substantially the form set out in Schedule 2.

4.                                               REPRESENTATIONS AND WARRANTIES

4.1                                          The Pledgor represents and warrants to the Pledgee that:

a)                  it is a limited liability company duly incorporated and validly existing under the laws of Sweden;

b)                 the Pledgor has the power to enter into, deliver and perform, and has taken all necessary action to authorize the entry into, delivery and performance of this Agreement and the transactions contemplated by this Agreement;

c)                  this Agreement constitutes legally valid and binding obligations of the Pledgor enforceable in accordance with its terms (except as such enforcement may be limited by any relevant bankruptcy, insolvency, receivership or similar laws affecting creditors’ rights generally);

d)                 this Agreement does not and will not breach or constitute a default under the constitutional documents of the Pledgor or any law or regulation by which the Pledgor is bound;

e)                  this Agreement constitutes a second ranking pledge, subject to the rights of the Security Agent and the secured parties under the First Pledge Agreement, enforceable against the Pledgor, a liquidator or receiver of the Pledgor and third party creditors of the Pledgor;

f)                    the Pledgor is the sole, absolute and beneficial owner of the Security Assets; and

g)                 other than as created pursuant to this Agreement and the First Pledge Agreement and as otherwise permitted under the Mezzanine Agreement, the Security Assets are free from any encumbrances.

5.                                               COVENANTS BY THE PLEDGOR

5.1                                          The Pledgor hereby covenants with each of the Secured Parties that during the continuance of this Agreement the Pledgor will:

a)                  not sell, transfer or otherwise dispose of the Security Assets or any part thereof or interest therein or permit the same to occur;

b)                 not grant any option in or over the Security Assets;

c)                  not create or permit to subsist any security interests on, over, with respect to or otherwise affecting the whole or any part of the Security Assets (other than the First Pledge Agreement and Permitted Security Interest as defined in the Mezzanine Agreement and except for the rights of the Pledgee under this Agreement, any secured party under a Permitted Security Interest (as defined in the Mezzanine Agreement) and any secured party under the First Pledge Agreement);

d)                 not hold any security from any other person in respect of the Pledgor’s liability under this Agreement; and

e)                  the Pledgor shall at any time, if and when required by the Pledgee and at the Pledgor’s cost, promptly and duly do all such further acts and execute and deliver any and all such further documents as may in the reasonable opinion of the Pledgee be necessary in order to give full effect to this Agreement and to secure to the Pledgee the full benefit of the rights, powers and remedies conferred upon it in this Agreement, and the Pledgor shall use its best endeavours to obtain any third party consent where such consent is required in order to give full effect to such act or document.

5.2                                          Clause 5.1 is subject to Clause 19.18 of the Mezzanine Agreement, the contents of which shall apply mutatis mutandis to the restrictions set out in Clause 5.1.

6.                                               CONTINUING SECURITY

6.1                                          The security constituted by this Agreement shall be a continuing security and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Secured Obligations and shall be binding until all the Secured Obligations have been irrevocably paid or discharged in full.

6.2                                          Until all the Secured Obligations have been irrevocably paid or discharged in full the Pledgee may refrain from applying or enforcing any other security, monies or rights held or received by the Pledgee or apply and enforce the same in such manner and order as the Pledgee sees fit and the Pledgor shall not be entitled to the benefit of the same and waives any right it may have of first requiring the Pledgee to proceed against or enforce any other right or security or claim payment from any other person before enforcing this Agreement.

6.3                                          This Agreement is in addition to any present and future guarantee, collateral, lien or other security held by the Pledgee. The Pledgee’s rights hereunder are in addition to and not exclusive of those provided by law and may be exercised from time to time and as often as the Pledgee deems expedient.

7.                                               EXERCISE OF PLEDGE AND APPLICATION OF MONIES

7.1                                          Upon the Pledgee serving notice on the Pledgor following the occurrence of an event of default under the Finance Documents, demanding the immediate repayment of any outstanding amount of the Secured Obligations and at all times thereafter, so long as the same shall be continuing, and subject to the rights of the Security Agent under the First Pledge Agreement, the Pledgee may, in addition to any other remedies provided in the Finance Documents or by applicable law enforce its rights hereunder in such manner, acting with due care as the Pledgee in its sole discretion deems fit, and the Pledgee shall not be liable for any loss arising from or in connection with such enforcement, provided that it has acted with due care.

7.2                                          All costs and expenses (including legal fees) incurred by the Pledgee in connection with the enforcement of the security created by this Agreement shall be borne by the Pledgor and the Pledgor shall indemnify and hold the Pledgee harmless in respect of such costs and expenses.

7.3                                          Chapter 10 Section 2 of the Swedish Commercial Code (Sw: Handelsbalken 10:2) shall not apply to this Agreement.

7.4                                          All monies received by the Pledgee under or by virtue of the pledge created by this Agreement or by law or in exercise of the rights, powers and remedies under this Agreement or by law shall be applied by the Pledgee in the manner and order set out in the Assignment Agreement.

7.5                                          For the purpose of enforcing the security created by this Agreement upon the occurrence of an event of default under the Finance Documents, the Pledgor irrevocably authorizes and empowers the Pledgee to act in the name of the Pledgor, and on behalf of the Pledgor to do all acts and take any necessary or appropriate steps in respect of the sale of the Security Assets. The power of attorney set out in this Clause 7.5 shall be valid for as long as this Agreement remains in force.

8.                                               DISCHARGE OF THE SECURITY ASSETS

8.1                                          The Pledgee may, and upon the irrevocable payment or discharge in full of the Secured Obligations, shall or shall procure that its nominees or agents shall (as the case may be) at the request and cost of the Pledgor discharge to the Pledgor all the right, title and interest in or to the Security Assets of the Pledgee free from the security in this Agreement.

8.2                                          Any release, discharge or settlement between the Pledgor and Pledgee in relation to this Agreement shall be conditional upon no disposition or payment to the Pledgee by the Pledgor or any other person being avoided, set aside or ordered to be refunded pursuant to any law relating to insolvency or for any other reason.

8.3                                          If any such disposition or payment is avoided, set aside or ordered to be refunded the Pledgor shall retransfer the Security Assets to the Pledgee and the Pledgee shall be entitled to enforce this Agreement against the Pledgor as if such release, discharge or settlement had not occurred and any such disposition or payment not been made.

9.                                               WAIVERS

9.1                                          The liability of the Pledgor under this Agreement shall not be prejudiced, affected or diminished by any act, omission, circumstance or matter which but for this provision might operate or release or otherwise exonerate the Pledgor from its obligations under this Agreement in whole or in part, including without limitation and whether or not known to the Pledgor or the Pledgee;

a)                  any time or waiver granted to or composition with any other person;

b)                 the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against any other person;

c)                  any legal limitation, disability, incapacity or other circumstances or the bankruptcy, liquidation or change in the name or constitution of any other person;

d)                 any variation or extension, any increase, exchange, renewal, surrender, release or loss of or failure to perfect any security or of any non-observance of any formality in respect of any instruments; and

e)                  any unenforceability or invalidity of the Secured Obligations or of any obligations of any other person or security, to the intent that the Pledgor’s obligations under this Agreement shall remain in full force and this

Agreement be construed accordingly as if there were no such unenforceability or invalidity.

9.2                                          Any waiver by the Pledgee of any terms of this Agreement or any consent or approval given by any of them under it shall be effective only if given in writing and then only for the purpose and upon the terms and conditions (if any) on which it is given. No delay or omission on the part of the Pledgee in exercising any right or remedy under this Agreement shall impair that right or remedy or operate as or be taken to be a waiver of it nor shall any single, partial or defective exercise of any such right or remedy preclude any other or further exercise under this Agreement of that or any other right or remedy.

10.                                        INDEMNITY

The Pledgor shall, in accordance with the terms of Clause 14.3 of the Mezzanine Agreement, indemnify the Security Agent for any costs, expenses and liability as described therein and for the purpose hereof any reference to “the Borrower” in Clause 14.3 shall be deemed to be a reference to the Pledgor and any reference to the Finance Documents should be deemed to be a reference to this Agreement.

11.                                        MISCELLANEOUS

11.1                                    The Pledgor may not assign any of its rights under this Agreement. The Pledgee may assign all or any part of their rights under this Agreement in accordance with, and in connection with a transfer under, the Transfer Agreement.

11.2                                    This Agreement shall remain in full force and effect notwithstanding any amendments or variations from time to time to any of the Finance Documents and all references to a Finance Document herein shall be taken as referring to that Finance Document as amended or varied from time to time (including, without limitation, any increase in the amount of the Secured Obligations).

11.3                                    If any provision of this Agreement is or becomes illegal, invalid or unenforceable that shall not affect the validity or enforceability of any other provision of this Agreement.

11.4                                    This Agreement may be executed in any number of counterparts and this shall have the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

11.5                                    All sums payable by the Pledgor under this Agreement shall be paid without any set-off, counterclaim, withholding or deduction whatsoever unless required by law in which event the Pledgor will, simultaneously with making the relevant payment under this Agreement, pay to the Pledgee such additional amount as will result in the receipt by the Pledgee of the full amount which would otherwise have been receivable and will supply the Pledgee promptly with evidence satisfactory to the Pledgee that the Pledgor has accounted to the relevant authority for the sum withheld or deducted.

11.6                                    Any statement, certificate or determination of the Pledgee as to the amount of the Secured Obligations or (without limitation) any other matter provided for in this Agreement shall in the absence of manifest error be conclusive and binding on the Pledgor.

12.                                        NOTICES

12.1                                    Each notice or other communication to be given under this Agreement shall be given in writing in English and, unless otherwise provided, shall be made by fax or letter.

12.2                                    Any notice or other communication to be given by one party to another under this Agreement shall (unless one party has by 15 days’ notice to the other party specified another address) be given to that other party at the respective addresses given in Clause 12.3.

12.3                                    The address and fax number of the Pledgor and the Pledgee are:

(A)            the Pledgor:

Concordia Bus Nordic Holding AB

Solna Strandväg 78, 171 54 Solna

Attention: Chairman of the Board

Fax: +46 8 546 300 10

(B)              the Pledgee:

Concordia Bus AB (publ)

Solna Strandväg 78, 171 54 Solna

Attention: Chairman of the Board

Fax: +46 8 546 300 10

12.4                                    Any notice or other communication given by one party to another shall be deemed to have been received:

a) if sent by fax, with a confirmed receipt of transmission from the sending machine, on the day on which transmitted;

b) in the case of a notice given by hand, on the day of actual delivery; and

c) if posted, on the second business day or, in the case of airmail, the fifth business day following the day on which it was dispatched by first class mail postage prepaid or, as the case may be, airmail postage prepaid, provided that a notice given in accordance with the above but received on a day which is not a business day or after normal business hours in the place of receipt shall be deemed to have been received on the next business day.

13.                                        GOVERNING LAW AND JURISDICTION

13.1                                    This Agreement is governed by and shall be construed in accordance with Swedish law.

13.2                                    The parties agree that the courts of Sweden shall have jurisdiction to settle any disputes which may arise in connection with this Agreement and that any final (Sw: lagakraftvunnen) judgment or order of a Swedish court in connection with this Agreement is conclusive and binding on them and may be enforced against them in the courts of any other jurisdiction. This Clause 13.2 is for the benefit of the Secured Parties only and shall not limit the right of any of the Secured Parties to bring proceedings against the Pledgor in connection with any Finance Document in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

Signatories

The Pledgor

CONCORDIA BUS NORDIC HOLDING AB

/s/ HARALD ARNKVAERN

The Pledgee

CONCORDIA BUS AB (PUBL)

/s/ HARALD ARNKVAERN

Schedule 1

FORM OF NOTICE

To:

Citicorp Trustee Company Limited

Dear Sirs,

Concordia Bus Nordic AB (publ) has undertaken to make a shareholders’ contribution to Concordia Bus AB (publ) in the amount of SEK 108,273,353 and Concordia Bus AB (publ) has a claim on Concordia Bus Nordic AB (publ) in that amount. Of that claim, Concordia Bus AB (publ) has transferred to us all of its rights to an amount of SEK 80,000,000 (the “Transferred Amount”) and Concordia Bus Nordic AB’s (publ) obligation to pay the Transferred Amount has been evidenced by a shareholders’ contribution loan agreement dated on or about the date hereof.

This notice is sent to you pursuant to a second ranking pledge agreement (the “Agreement”) made between Concordia Bus Nordic Holding AB (the “Pledgor”) and Concordia Bus AB (publ) (the “Pledgee”) on [        ] 2005. Under the Agreement, the Pledgor has pledged, subject to the rights of the Security Agent under a first ranking pledge (the “First Pledge”), all the Pledgor’s rights to the Transferred Amount and under the shareholders’ contribution loan agreement in the respect thereof.

Upon the release of the First Pledge and for as long as the pledge created by the Agreement remains in force you must deliver all payments of the Transferred Amount to no one other than the Pledgee (or any third party other than the Pledgor directed by the Pledgee). You may specifically not let the Pledgor, directly or through a third party, receive payments on, or otherwise come into possession, of the Transferred Amount.

Date: [  ]

Concordia Bus Nordic Holding AB

Name:

We hereby acknowledge receipt of this notice. We confirm that we undertake to act as aforesaid throughout the term of the Agreement.

Date: [  ]

Citicorp Trustee Company Limited

Name:

Schedule 2

FORM OF NOTICE

To:

Concordia Bus Nordic AB (publ)

Dear Sirs,

You have undertaken to make a shareholders’ contribution to Concordia Bus AB (publ) in the amount of SEK 108,273,353 and Concordia Bus AB (publ) has a claim on you in that amount. Of that claim, Concordia Bus AB (publ) has transferred to us all of its rights to an amount of SEK 80,000,000 (the “Transferred Amount”) and your obligation to pay the Transferred Amount has been evidenced by a shareholders’ contribution loan agreement dated on or about the date hereof.

We hereby give you notice that by a second ranking pledge agreement of [  ] (the “Pledge Agreement”) we have pledged, subject to the rights of the Security Agent under a first ranking pledge (the “First Pledge”), to Concordia Bus AB (publ) (the “Pledgee”) as security for our obligations under a sale and assignment agreement dated [  ] (the “Transfer Agreement”), all of our rights to the Transferred Amount and under the shareholders’ contribution loan agreement in respect thereof.

The assets pledged consist of our claim on you to payment of the Transferred Amount, and you are therefore, upon the release of the First Pledge, to effect any payment on the Transferred Amount in accordance with instructions received from the Pledgee (to such account as the Pledgee or its nominee may from time to time designate in writing for this purpose).

We kindly request that you confirm your receipt and acknowledgement of the above by returning signed copies of this notification to the Pledgee and ourselves.

Concordia Bus Nordic Holding AB

by:

We hereby confirm our receipt and acknowledgement of the above.

Concordia Bus Nordic AB (publ)

by: